Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-206335) pertaining to the vTv Therapeutics Inc. 2015 Omnibus Equity Incentive Plan of our report dated February 27, 2018, with respect to the consolidated financial statements of vTv Therapeutics Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Raleigh, North Carolina

February 27, 2018